                                   EXHIBIT 99

                                                  --------------------------
                                                  CONTACT: RICHARD C. BAYLOR
                                                      PHONE: 740-435-2040
                                                  --------------------------

                                  NEWS RELEASE

RELEASE DATE:       JULY 29, 2003

RELEASE TIME:       4:30 P.M.

             CAMCO FINANCIAL ANNOUNCES SECOND QUARTER 2003 EARNINGS

CAMBRIDGE, OHIO (NASDAQ: CAFI) - Camco Financial Corporation reported net earnings for the six months ended June 30, 2003 of $4.7 million, representing a $163,000 or 3.4% decrease from the $4.8 million for the comparable period in 2002. Basic earnings per share for 2003 were $.62 versus $.61 for 2002, a 1.64% increase.

For the quarter ended June 30, 2003, Camco reported net earnings of $2.2 million, representing a $242,000 or 9.8% decrease from the $2.5 million of net earnings reported for the same quarter in 2002. Basic earnings per share for the second quarter of 2003 were $.30 compared to $.31 for the same quarter in 2002, a 3.2% decrease. Camco recently paid a quarterly dividend of $.14 per share on July 18, 2003, representing an annualized yield of 3.61% based on Camco's quarter end market value.

President & CEO Richard C. Baylor commented, "The historically low interest rate environment and the weak economy have put pressure on our ability to grow the loan portfolio and net interest margin. On a year to date basis, the net interest margin in 2003 has decreased to 2.41% from 2.72% in 2002. Mortgage loan volume continues to be strong with 2003 volumes up 71% compared to 2002. While this record volume generates fee income, refinancing of home mortgages into long term fixed rate loans that are sold to avoid interest rate risk exposure, continues to impede growth of our loan portfolio. We are satisfied with our non-


            NASDAQ: CAFI - EMAIL: camco.cc - www.camcofinancial.com interest income of $6.8 million in 2003 vs. $4.4 million in 2002; which can be attributed to our strong mortgage production as well as increased fees from our title insurance business."

Mr. Baylor continued, "Non-performing assets have remained stable from 2002 year-end levels and were $15.2 million or 1.42% of assets at June 30, 2003 vs. $15.2 million or 1.40% of assets at December 31, 2002. At the same time, we believe our total loan loss reserves are adequate based on historical experience and relative to the volume and type of lending conducted by the Bank."

Baylor's remarks continued; "As part of our continued capital management effort, our Stock Repurchase Program of 386,000 shares approved on October 25, 2002 has 47,000 shares left to purchase. We will then begin the next Stock Repurchase Program of approximately 371,000 shares approved on May 27, 2003. Also, we are very pleased with the successful launch of our "Advantage Bank Online" banking product that provides online bill paying and other internet banking services for our retail customers."

Camco Financial Corporation, holding company for Advantage Bank, is a multi-state thrift holding company headquartered in Cambridge, Ohio. Advantage Bank and its affiliates offer community banking, mortgage banking and title services from 33 offices in 23 communities in Ohio, Kentucky and West Virginia.


            NASDAQ: CAFI - EMAIL: camco.cc - www.camcofinancial.com

Additional information about Camco Financial may be found on Camco's web site: www.camcofinancial.com.
----------------------

The words or phrases "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties including changes in economic conditions in the Company's market area, changes in policies by regulatory agencies, fluctuations in interest rates, demands for loans in the Company's market area and competition, that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

FINANCIALS ATTACHED.

                           CAMCO FINANCIAL CORPORATION

                  CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

                      PERIODS ENDED JUNE 30, 2003 AND 2002

        (IN THOUSANDS, EXCEPT FOR PER SHARE DATA AND SHARES OUTSTANDING)

                                         6 MONTHS       6 MONTHS       3 MONTHS         3 MONTHS
                                          ENDED           ENDED          ENDED            ENDED
                                         6/30/03         6/30/02       6/30/03          06/30/02
                                       (UNAUDITED)     (UNAUDITED)    (UNAUDITED)      (UNAUDITED)
                                       -----------     -----------    -----------      -----------

TOTAL INTEREST INCOME                  $   28,611      $   33,928      $   13,918      $   17,049
TOTAL INTEREST EXPENSE                     16,300          19,991           7,973           9,725
                                       ----------      ----------      ----------      ----------
NET INTEREST INCOME                        12,311          13,937           5,945           7,324
  PROVISION FOR LOSSES ON LOANS               675             414             255             207
                                       ----------      ----------      ----------      ----------
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES                  11,636          13,523           5,690           7,117

OTHER INCOME                                6,803           4,357           3,348           2,104

GENERAL, ADMINISTRATIVE,

  AND OTHER EXPENSE                        11,639          10,712           5,860           5,573
                                       ----------      ----------      ----------      ----------

NET INCOME - BEFORE INCOME TAX              6,800           7,168           3,178           3,648
                                       ----------      ----------      ----------      ----------

INCOME TAX EXPENSE                          2,118           2,323             950           1,178
                                       ----------      ----------      ----------      ----------

NET EARNINGS                           $    4,682      $    4,845      $    2,228      $    2,470
                                       ==========      ==========      ==========      ==========

EARNINGS PER SHARE REPORTED:

                             BASIC     $     0.62      $     0.61      $     0.30      $     0.31
                           DILUTED     $     0.61      $     0.60      $     0.29      $     0.31
          BASIC WEIGHTED NUMBER OF
                SHARES OUTSTANDING      7,599,184       7,972,857       7,524,762       7,978,880
        DILUTED WEIGHTED NUMBER OF
                SHARES OUTSTANDING      7,684,116       8,094,138       7,609,536       8,113,180

SELECTED FINANCIAL RATIOS

NET INTEREST MARGIN                          2.41%           2.72%           2.34%           2.86%

REPORTED:
RETURN ON AVERAGE EQUITY                     9.56%          10.03%           9.19%          10.16%
RETURN ON AVERAGE ASSETS                     0.87%           0.91%           0.83%           0.92%

                           CAMCO FINANCIAL CORPORATION

            CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

        (IN THOUSANDS, EXCEPT FOR PER SHARE DATA AND SHARES OUTSTANDING)


                              (UNAUDITED)                         (UNAUDITED)
                                6/30/03           12/31/02          6/30/02
                              -----------       -----------       -----------
ASSETS
------
CASH AND CASH EQUIVALENTS     $    55,888       $    57,022       $    60,574

INVESTMENTS                       183,633           161,489           152,274

LOANS HELD FOR SALE                14,385            55,493            32,737

LOANS RECEIVABLE                  753,059           746,955           771,226
ALLOWANCE FOR LOAN LOSS            (5,769)           (5,490)           (4,613)
                              -----------       -----------       -----------

    LOANS RECEIVABLE, NET         747,290           741,465           766,613

GOODWILL                            2,953             2,953             2,953
OTHER ASSETS                       63,182            64,818            64,022
                              -----------       -----------       -----------

TOTAL ASSETS                  $ 1,067,331       $ 1,083,240       $ 1,079,173
                              ===========       ===========       ===========

LIABILITIES
-----------

DEPOSITS                      $   685,183       $   694,072       $   703,345

BORROWED FUNDS                    273,800           276,276           265,600
OTHER LIABILITIES                  11,834            14,291            12,051
                              -----------       -----------       -----------

TOTAL LIABILITIES                 970,817           984,639           980,996

STOCKHOLDERS EQUITY                96,514            98,601            98,177
                              -----------       -----------       -----------

TOTAL LIABILITIES AND

  STOCKHOLDERS' EQUITY        $ 1,067,331       $ 1,083,240       $ 1,079,173
                              ===========       ===========       ===========

STOCKHOLDERS' EQUITY TO
TOTAL ASSETS                         9.04%             9.10%             9.10%

TOTAL SHARES OUTSTANDING        7,475,224         7,688,885         7,953,838

BOOK VALUE PER SHARE          $     12.91       $     12.82       $     12.34


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